Exhibit 99.1

October 26, 2026

LQR House Expands Fusion Five’s AI Capabilities Through Supplemental Agreement for OpenAI GPT Models

MIAMI BEACH, FL, Oct. 26, 2026 (GLOBE NEWSWIRE) -- LQR House Inc. (NASDAQ: YHC) (“LQR House” or the “Company”) today announced that its subsidiary YHC AI Limited has entered into a supplemental agreement providing access to several advanced GPT models from OpenAI for use by group company Fusion Five Continents Securities Limited (“Fusion Five”).

The agreement builds on the AI computing resources arrangement announced on October 19 and follows the Company’s June 2026 agreement with a ByteDance group company to incorporate ByteDance’s advanced AI models into Fusion Five’s platform. Access to OpenAI’s GPT-6 Astra, GPT-6 Sol, GPT-5.6 Luna, and GPT-5.6 Sol is intended to broaden the range of AI technologies available to Fusion Five as it further develops its AI-enabled brokerage platform. Today’s agreement also raises the ceiling on the amount of AI compute available under the original agreement for OpenAI resources and provides a volume discount of 40% off the headline price for purchases totaling between $3 million and $5 million over the life of the agreement, with the original 30% discount applying to purchases below $3 million.

Expanding Fusion Five’s AI Technology Ecosystem

Fusion Five is a financial services firm operating at the intersection of digital finance, global capital markets, and digital asset infrastructure, providing stablecoin-based funding and settlement capabilities on a unified platform alongside AI-enabled tools. The addition of OpenAI models represents a further step in LQR House’s strategy to develop a multi-model AI infrastructure for Fusion Five, combining complementary technologies to support financial research, quantitative analytics, and portfolio optimization.

By incorporating models from different technology providers, Fusion Five aims to evaluate and apply AI capabilities across a range of financial and analytical workflows. The Company believes this approach will provide greater flexibility as the platform develops, with the potential to enhance research tools and portfolio analytics over time. The precise benefits will depend on implementation, testing, and performance in the intended applications.

Management Commentary

“Expanding our AI capabilities is an important part of our vision for Fusion Five,” said Leo Chen, LQR House’s Chief Executive Officer. “Following our agreement to incorporate advanced AI models from ByteDance, access to advanced models from OpenAI gives us another set of technologies to evaluate as we develop our platform. We intend to bring these capabilities together in support of a more integrated brokerage experience, connecting financial research, portfolio analytics, and investment execution.”

About LQR House

Through its subsidiary Fusion Five Continents Securities, LQR House provides clients with access to U.S. and Hong Kong equity markets with an integrated operational framework that offers AI-driven research, quantitative analytics, and automated portfolio optimization. Distinguishing it from most financial intermediaries targeting Asian investors, Fusion Five is able to accept USDT deposits as a funding mechanism for securities trading, with settlement facilitated by a licensed trust company, subject to applicable regulatory requirements. Fusion Five has assembled an experienced technology team with credentials from Oxford, Stockholm University, and Tsinghua University, combining expertise in quantitative finance, AI, and behavioral data science. Fusion Five is deploying AI-driven capabilities across its operations to drive efficiency and enhance the client experience, while advancing its vision of an AI-enabled brokerage platform integrating financial research, portfolio analytics, and investment execution.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Such statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Stockholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is likely to,” “potential,” “continue,” or other similar expressions. Forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. For example, there can be no assurance that the advances contemplated by the agreement described herein will be achieved. Factors that could cause actual results to differ include, but are not limited to, product development risks, regulatory approvals, market acceptance, competitive dynamics, and the ability to apply the new AI models to the specific aspects of the business contemplated herein. The forward-looking statements in this announcement are subject to further uncertainties and risks including, but not limited to, those relating to market conditions and the other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in other reports and documents that the Company files from time to time with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. (References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this announcement.) You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors,” contained in such reports.

Investor and Media Contact:

info@lqrhouse.com